MONEYGRAM INTERNATIONAL, INC.
COMPENSATION FOR NON-MANAGEMENT MEMBERS OF
BOARD OF DIRECTORS AND OF BOARD COMMITTEES

Effective: August 18, 2005

Chairman of the Board
Annual Retainer	$300,000

Non-Qualified Stock Options (1) (2)	2500	Shares

Restricted Stock (1) (3)	1000	Shares

All Other Members of the Board of Directors

Annual Retainer	$40,000

Meeting Attendance Fee	$1,600

Non-Qualified Stock Options (1) (2)	2500	Shares

Restricted Stock (1) (3)	1000	Shares

Audit Committee

Meeting Attendance Fee	$1,500

Committee Chairman Retainer	$10,000

Corporate Governance & Nominating Committee

Meeting Attendance Fee	$1,500

Committee Chairman Retainer	$5,000

Finance & Investment Committee

Meeting Attendance Fee	$1,500

Committee Chairman Retainer	$5,000

Human Resources Committee

Meeting Attendance Fee	$1,500

Committee Chairman Retainer	$5,000

Additional Perquisites Available to All Directors

up $5000 in matching gifts to qualified charitable organizations

(1) Initial grant upon election or appointment to Board, and annually thereafter on the third Thursday of February
(2) Options vest in three equal annual installments, beginning on first anniversary of grant date
(3) Restricted stock vests 100% on the first anniversary of grant date